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                                                                      Exhibit 23





                          Independent Auditors' Consent


The Board of Directors
Dime Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-88552, 33-88554, 33-88556, 33-88558, 33-88560, 33-88564, 33-88566, 333-04477,
333-26609, 333-26777, 333-35565, 333-48127, 333-51941, 333-64509, 333-75103,
333-77317, 333-88071 and 333-89901) on Form S-8 of Dime Bancorp, Inc. of our
report dated January 20, 2000, except for note 23 and note 28, which are as of March 23, 2000 relating to the consolidated statements of financial condition of Dime Bancorp, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K/A of Dime Bancorp, Inc.



/s/ KPMG LLP



New York, New York
March 30, 2000